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                                                                    Exhibit 10.1
                          STANDBY PURCHASE AGREEMENT


            THIS STANDBY PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 13th day of May, 1998 by and between Iridium Operating LLC, a Delaware limited liability company ("Iridium"), and Motorola, Inc., a Delaware corporation ("Motorola").

            In order to stimulate the manufacture and distribution of Iridium hand-held and mobile phones (each, a "Transceiver") and belt-worn pagers (each, a "Pager") to be used in the IRIDIUM System (Transceivers and Pagers are collectively referred to herein as "Subscriber Devices"), Iridium and Motorola have agreed as follows:

            1. Subscriber Device Purchases. Subject to Section 3 of this Agreement, and upon receipt of a Purchase Notice by Motorola, Iridium agrees to purchase (I) the number of Transceivers up to a total of (x) 100,000 minus (y) the aggregate amount of Transceivers Paid For by Gateway Operators and Service Providers, (as defined in the Iridium LLC Limited Liability Company Agreement) as specified in the Purchase Notice, at a purchase price per Transceiver of Two Thousand Fifty ($2,050.00) Dollars, and (II) the number of Pagers up to a total of (x) 40,000, minus (y) the aggregate amount of Pagers Paid For by Gateway Operators, (as defined in the Iridium LLC Limited Liability Company Agreement) as specified in the Purchase Notice, at a purchase price per Pager of Four Hundred Forty Nine ($449.00) Dollars.

            The calculations set forth in subparagraphs (I) and (II) above are intended to cover a commitment from Iridium and the Gateway Operators that a total of 100,000 Transceivers and 40,000 Pagers will be purchased from Motorola prior to December 31, 1998. Purchase orders for delivery dates after December 31, 1998 are not part of the commitment or calculations. In this Agreement, Transceivers will be deemed "Paid For" if (i) payment for such Transceivers has been made by or on behalf of the relevant Gateway Operator or Service Provider pursuant to the terms of the purchase order applicable to such Transceiver; (ii) such Transceivers have been shipped pursuant to a standby letter of credit; or
(iii) such Transceivers have been shipped without a standby letter of credit and Iridium has not agreed to such shipment without a standby letter of credit. If Iridium agrees to shipment without a standby letter of credit, then such Subscriber Device shall not be deemed "Paid For" until Motorola has actually received payment for such Transceivers. In this Agreement, Pagers will be deemed "Paid For" if (i) payment for such Pagers has been made by or on behalf of the relevant Gateway Operator pursuant to the terms of the purchase order applicable to such Pager; or (ii) such Pagers have been shipped pursuant to a standby letter of credit; or (iii) such Pagers have been shipped without a standby letter of credit; and Iridium has not agreed to such


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shipment without a standby letter of credit. If Iridium agrees to shipment of any Subscriber Devices without a standby letter of credit, then such Subscriber Device shall not be deemed "Paid For" until Motorola has actually received payment for such Subscriber Devices. Iridium agrees that it will in good faith consider agreeing to the shipment of Subscriber Devices without a standby letter of credit should Motorola request such consideration by Iridium.

            As used in this Agreement, the term "Purchase Notice" shall mean one of a series of written notices dated no earlier than January 1, 1999, or the first business day thereafter, which is sent by Motorola and received by Iridium, in which the aggregate number of Transceivers Paid For by Gateway Operators and Service Providers and the aggregate number of Pagers Paid For by Gateway Operators, all as of the date of such Purchase Notice, shall be specified. Sales of Subscriber Devices to the U.S. Government by Motorola are outside the terms of this Agreement and will not be included in any calculations to determine Iridium's purchase obligations herein.

            2. Delivery and Payment Obligations. Upon the purchase of Subscriber Devices by Iridium pursuant to Section 1 hereof, Motorola shall promptly ship to Iridium or its designee the Subscriber Devices so purchased. All deliveries are FOB Libertyville. Title to the Subscriber Devices will pass to Iridium at the FOB point. If any Subscriber Device has been previously shipped by Motorola to a Gateway Operator and such Subscriber Device has not been Paid For, then Motorola may fulfill its shipment obligations pursuant to this Section 2 with respect to such Subscriber Device by assigning to Iridium all of Motorola's rights against the relevant Gateway Operator with respect to such Subscriber Device pursuant to the purchase order and other documents with respect to such Subscriber Device. Payment for Subscriber Devices delivered to Iridium is due and payable within ten (10) business days from date of invoice. Motorola will invoice for Subscriber Devices upon shipment. Payment for Subscriber Devices not Paid For by Gateway Operators is due and payable within ten (10) business days of receipt of Purchase Notice by Iridium from Motorola. If after the date of the Purchase Notice Motorola receives any payment with respect to a Subscriber Device specified or any return thereof, Motorola shall immediately pay over to Iridium such payment or shall deliver to Iridium or its designee such returned Subscriber Device. As more fully described in a Memorandum of Understanding, Iridium agrees to use the funds available under a new $175 million credit agreement, which Motorola has conditionally agreed to guarantee, only to make payments to Motorola, Inc. for amounts that Iridium owes under this Standby Purchase Agreement, as well as other agreements with Motorola, Inc., to the extent those amounts are owed but have not been paid to the extent that other funds are not available.

            3. Limitation on Purchases. The parties acknowledge that purchases of Subscriber Devices by Gateway Operators will be made pursuant to written purchase


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agreements between Motorola and such Gateway Operators (such agreements, the
"Purchase Agreements"). Motorola has the right, without receiving the consent of Iridium, to modify, amend, waive, extend or otherwise change the Purchase Agreements, and the Gateway Operators' obligations thereunder, except that Motorola agrees that it will not consent to modifications, deletions or additions to paragraph 5.2 of the Purchase Agreements. To the extent that Motorola has not filled firm orders placed by Gateway Operators for reasons under Motorola's control and the Gateway Operators and Motorola have been unable to work out a reasonable extension of time for delivery dates after good faith attempts to do so, (as described in Paragraph 5.3 of the Purchase Agreements with Gateway Operators), Iridium shall be entitled to reduce the number of Subscriber Devices specified in clauses (I)(x) and (II)(x) of Section 1 of this Agreement by the amount of any such production.

            4. Other Terms of Purchase. All terms of any purchase of Subscriber Devices by Iridium pursuant to the Agreement, other than purchase price, payment and delivery terms, shall be subject to the terms set forth in Attachment A.

            5.    Termination. This Agreement shall terminate on the date that
(i) an aggregate of 100,000 Transceivers shall have been Paid For by the Gateway Operators, or Service Providers or Iridium or any combination of them and (ii) an aggregate of 40,000 Pagers shall have been Paid For by either the Gateway Operators or Iridium or both.

            6. Party Relationship. Each party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other, and neither party may create any obligations or responsibilities on behalf of or in the name of the other. Under no circumstances may Iridium hold itself out to be a partner, employee, franchisee, representative, servant or agent of Motorola. Iridium will not impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of Motorola, other than as expressly provided herein.

      7. Dispute Resolution. The parties agree that any claims or disputes arising from this Agreement will be submitted to non-binding mediation prior to initiation of any formal legal process; provided, however, that this provision shall not preclude either party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under mediation are unsuccessful; or
(ii) the claim or dispute relates to intellectual property rights; or (iii) interim relief from a court is necessary to prevent serious and irreparable injury to the party or to third parties.

      8. Representations. This Standby Purchase Agreement constitutes the valid and legally binding obligation of Iridium and Motorola enforceable in accordance with its


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terms. The parties each represent that they have the power to execute and deliver this Agreement and to perform the obligations hereunder. Iridium agrees that it will take all necessary steps to obtain any required approvals for performance under this Agreement from its directors and its securities holders, and from anyone else whose approval or consent is required for Iridium's performance of this Agreement.

      9. Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given: (i) when delivered, if personally delivered; (ii) when receipt is electronically confirmed, if faxed (with a hard copy to follow via first class mail, postage prepaid); or (iii) one day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

            If to Iridium:

            Iridium Operating LLC
            1575 Eye Street, NW
            Washington, D.C.  20005
            Attention: Chief Financial Officer
            Fax #:  (202) 408-3801

            If to Motorola:

            Bill Zancho
            Director of Marketing and Business Development
            Satellite Subscriber Products Division
            Cellular Subscriber Sector
            600 North U.S. Highway 45
            Libertyville, Illinois  60048
            Fax #:  (847) 576-7847

      and

            Ken Elkin
            Marketing Manager
            Iridium Pager Operations
            Messaging Systems Products Group
            MS112 Boynton Beach, FL 33426
            Fax #: (561) 739-6020

            10. Governing Law: This Agreement shall be governed by the laws of the State of Illinois.


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            11.   General:  This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments. The failure of either party to insist in any one or more instances upon the performance of any of the terms or conditions herein or to exercise any right hereunder will not be construed as a waiver or relinquishment of the future performance of any such terms or conditions or the future exercise of such right but the obligation of the other party with respect to such future performance will continue in full force and effect. Except as otherwise expressly permitted hereunder, no alterations or modifications of this Agreement will be binding upon either Iridium or Motorola unless made in writing and signed by an authorized representative of each party. If any term or condition of this Agreement will to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition will be inoperative and void insofar as it is in conflict with law, but the remaining rights and obligations of the parties will be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable. Neither party may disclose the terms of this Agreement to any party without the prior written consent of the other party hereto; provided, however, that a party may make such disclosure (I) upon order of a court of competent jurisdiction subject to first providing the other party hereto with prompt written notice of such court order to allow the other party to seek relief from such order, (ii) if so required by law including but not limited to any federal or states securities laws, or (iii) if requested in connection with any due diligence investigation by such party's financial or legal advisors or by any lending institution or its representatives. In the event that a party so discloses, other than in accordance with the preceding sentence, the other party may immediately terminate this Agreement.

            IN WITNESS WHEREOF, the parties have hereunder signed their names in the space provided below as of the date first above written.


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                         MOTOROLA, INC.



                         By:  /s/
                              ---------------------
                              Name:  L.E. Mishler
                              Title:



                         IRIDIUM OPERATING, LLC



                         By:  /s/
                              ---------------------
                              Name:  Roy Grant
                              Title: Vice President and Chief Financial Officer


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ATTACHMENT A

PURCHASE TERMS

            The following terms apply to the Purchase of Subscriber Devices by Iridium from Motorola to the extent that Iridium purchases Subscriber Devices pursuant to the Standby Purchase Agreement:

      1.    WARRANTY

      Subscriber Devices Warranty. Motorola will warrant each Subscriber Device only to the original end user buyers or lessees in accordance with a limited one year, parts and labor warranty which will be shipped with the Subscriber Devices.

      Accessory Warranty. Motorola will warrant each Accessory only to the original end user buyers or lessees in accordance with a limited one year, parts and labor warranty which will be shipped with the Accessories.

      EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTIES, MOTOROLA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IF ANY PRODUCT IS DEFECTIVE AT TIME OF DELIVERY TO CUSTOMER, CUSTOMER'S SOLE REMEDY WILL BE TO RETURN THE PRODUCT TO MOTOROLA FOR REPLACEMENT, REPAIR, OR REFUND, AS DETERMINED BY MOTOROLA.

      2.    FORCE MAJEURE

      Neither party shall be held liable for any delay or failure to perform due to any cause beyond its reasonable control, including, without limitation, lack of supplies due to a supplier's inability or failure to deliver materials, except the obligation to pay money when due. The delivery schedule shall be considered extended by a period of time equal to the time lost because of any excusable delay.

      3.    EXPORT CONTROL

      Iridium or Brightpoint shall be the exporter of record and shall be responsible for obtaining all export licenses that may be required to export the Subscriber Devices from the U.S. to Iridium's requested "ship to" location(s). Iridium agrees to comply with all applicable export laws, regulations and orders. Specifically, but without limitation, Iridium agrees that it will not resell, re-export or ship, directly or indirectly, any


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Subscriber Device or technical data in any form without obtaining appropriate export or re-export licenses from the United States Government.

      4.    TAXES

      The prices set forth in the Standby Purchase Agreement are exclusive of any amount for federal, state, provincial and/or local excise, sales, use, property, retailer's, occupation or any other assessment in the nature of taxes however designated, on the Subscriber Devices and/or services provided under this Agreement. Iridium shall pay all applicable fees, custom duties, assessments or taxes which may be assessed or levied by the government of any applicable jurisdiction and any departments and subdivision thereof, as a result of Iridium's performance under this Agreement or against any of the Subscriber Devices purchased hereunder by Iridium.

      5.    PATENT AND COPYRIGHT INDEMNIFICATION

      Motorola agrees to defend, at its expense, any suits against Iridium based upon a claim that any Subscriber Device furnished hereunder directly infringe a patent or copyright in the Gateway Operator's Marketing Area where Iridium sells the Subscriber Device and to pay costs, fines, and damages finally awarded in any such suit, provided that Motorola is notified promptly in writing of the suit and at Motorola's request and at its expense is given control of said suit and all requested assistance for defense of same. If the use or sale of any Subscriber Devices furnished hereunder is enjoined as a result of such suit, Motorola at its option and at no expense to Iridium, will obtain for Iridium the right to use or sell said Subscriber Device or will substitute an equivalent Device reasonably acceptable to Iridium and extend this indemnity thereto or will accept the return of the Subscriber Device and reimburse Iridium the purchase price therefor, less a reasonable charge for reasonable wear and tear. This indemnity does not extend to any suit based upon any infringement or alleged infringement of any patent or copyright by the alteration of any Subscriber Devices furnished by Motorola or by the combination of any Subscriber Devices furnished by Motorola and other elements nor does it extend to any Subscriber Devices of Iridium's design or formula. The foregoing states the entire liability of Motorola for patent or copyright infringement.

IN NO EVENT WILL MOTOROLA BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES TO IRIDIUM ARISING FROM INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, OR OTHER INTELLECTUAL PROPERTY RIGHTS.

      6.    LIMITATION OF LIABILITY


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      EXCEPT FOR PERSONAL INJURY, AND EXCEPT FOR PARAGRAPH 16 (PATENT AND
COPYRIGHT INDEMNIFICATION) ABOVE, MOTOROLA'S TOTAL LIABILITY, WHETHER FOR BREACH OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, IS LIMITED TO THE PRICE OF THE PARTICULAR PRODUCTS SOLD HEREUNDER WITH RESPECT TO WHICH LOSSES OR DAMAGES ARE CLAIMED. CUSTOMER'S SOLE REMEDY IS TO REQUEST MOTOROLA, AT MOTOROLA'S OPTION, TO EITHER REFUND THE PURCHASE PRICE OR REPAIR OR REPLACE PRODUCT(S) THAT ARE NOT AS WARRANTED. IN NO EVENT WILL MOTOROLA BE LIABLE FOR ANY LOSS OF USE, LOSS OF TIME, INCONVENIENCE, COMMERCIAL LOSS, LOST PROFITS OR SAVINGS OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW. MOTOROLA EXPRESSLY DISCLAIMS ANY LIABILITY FOR FAILURE TO OBTAIN EQUIPMENT CERTIFICATION IN TIME FOR CUSTOMER'S SERVICE LAUNCH; FOR ANY FAILURE OF THE IRIDIUM SYSTEM WHATSOEVER; AND FOR RANGE, COVERAGE, AVAILABILITY OR OPERATION OF ANY COMMUNICATIONS SYSTEM.

      7.    LOGOS AND TRADEMARKS

      All use of Motorola's trademarks, service marks, tradenames, slogan, and logos by Iridium shall be in accordance with the terms specified in the "Motorola Subscriber Devices Marketing Guidelines" incorporated herein by reference. Iridium shall not deviate from the Motorola Subscriber Devices Marketing Guidelines without Motorola's written approval, which shall not be unreasonably withheld. Any goodwill deriving from such use by Iridium shall inure to Motorola's benefit.

      8.    GOVERNMENT SALES

      In the event that Iridium elects to sell Subscriber Devices to a government entity, directly or indirectly, Motorola makes no representations with respect to the ability of the Subscriber Devices or any of its other products, services or prices, to satisfy any statutes, regulations or provisions relating to such governmental sales.


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